UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2021

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, NC 27604
(Address of principal executive offices) (Zip Code)
919-872-4924
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 par value, of Highwoods Properties, Inc.	HIW	New York Stock Exchange

Item 1.01.    Entry into a Material Definitive Agreement.

On July 29, 2021, we obtained a $200 million, six-month unsecured bridge facility. The bridge facility bears interest at LIBOR plus 85 basis points, can be extended at our option for an additional six-month period and contains financial and other covenants that are similar to the covenants under our $750 million unsecured revolving credit facility. The interest rate is based on the higher of the publicly announced ratings from Moody’s Investors Service or Standard & Poor’s Ratings Services.

The foregoing description of the bridge facility is not complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On July 29, 2021, the Company closed the acquisition of a portfolio of office assets from Preferred Apartment Communities, Inc. (NYSE:APTS) (“PAC”). The portfolio consists of the following assets:

Asset	Market	Submarket/BBD	SF
150 Fayetteville	Raleigh	CBD	560,000
CAPTRUST Tower	Raleigh	North Hills	300,000
Capitol Towers	Charlotte	SouthPark	479,000
Morrocroft Centre	Charlotte	SouthPark	291,000
Galleria 75 Redevelopment Site	Atlanta	Cumberland/Galleria

Our total investment is expected to be $683 million, which includes $28 million of near-term building improvements and $4 million of transaction costs. The transaction includes the assumption of four secured loans estimated to be recorded at fair value of $407 million in the aggregate, with a weighted average effective interest rate of 3.5% and a weighted average maturity of 10.7 years.

With respect to non-core assets we had previously agreed to acquire from PAC, the mezzanine loan related to a recently constructed office building in Atlanta was paid off in full by the third party borrower and PAC has elected to sell Armour Yards, a multi-building creative office project in Atlanta, to a third party.

We funded the initial cash portion of the purchase price with a combination of restricted cash held in escrow as the result of recent non-core asset sales and the above-referenced $200 million bridge facility.

Our plan is to ultimately fund the acquisition primarily by accelerating the sale of $500 to $600 million of non-core assets by mid-2022. We can provide no assurances, however, that we will dispose of any assets on favorable terms, or at all, because the dispositions are subject to the negotiation and execution of sale agreements and would then be subject to the buyers’ completion of satisfactory due diligence and other customary closing conditions. Approximately $250 million of the planned dispositions are expected to qualify for tax-deferred treatment under Section 1031 of the Internal Revenue Code.

Some of the information in this Current Report may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects such as the following: the planned sales of non-core assets and expected pricing and impact with respect to such sales, including the tax impact of such sales; the expected financial and operational results and the related assumptions underlying our expected results, including but not limited to potential losses related to customer difficulties, anticipated building usage and expected economic activity due to COVID-19; the continuing ability to borrow under the Company’s revolving credit facility; the anticipated total investment, projected leasing activity, estimated replacement cost and expected net operating income of acquired properties and properties to be developed; and expected future leverage of the Company. You can identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that our plans, intentions or expectations will be achieved.

When considering such forward-looking statements, you should keep in mind important factors that could cause our actual results to differ materially from those contained in any forward-looking statement, including the following: buyers may not be available and pricing may not be adequate with respect to planned dispositions of non-core assets; comparable sales data on which we based our expectations with respect to the sales price of non-core assets may not reflect current market trends; the extent to which the ongoing COVID-19 pandemic impacts our financial condition, results of operations and cash flows depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and its impact on the U.S. economy and potential changes in customer behavior that could adversely affect the use of and demand for office space; the financial condition of our customers could deteriorate or further worsen, which could be further exacerbated by the COVID-19 pandemic; our assumptions regarding potential losses related to customer financial difficulties due to the COVID-19 pandemic could prove incorrect; counterparties under our debt instruments, particularly our revolving credit facility, may attempt to avoid their obligations thereunder, which, if successful, would reduce our available liquidity; we may not be able to lease or re-lease second generation space, defined as previously occupied space that becomes available for lease, quickly or on as favorable terms as old leases; we may not be able to lease newly constructed buildings as quickly or on as favorable terms as originally anticipated; we may not be able to complete development, acquisition, reinvestment, disposition or joint venture projects as quickly or on as favorable terms as anticipated; development activity in our existing markets could result in an excessive supply relative to customer demand; our markets may suffer declines in economic and/or office employment growth; unanticipated increases in interest rates could increase our debt service costs; unanticipated increases in operating expenses could negatively impact our operating results; natural disasters and climate change could have an adverse impact on our cash flow and operating results; we may not be able to meet our liquidity requirements or obtain capital on favorable terms to fund our working capital needs and growth initiatives or repay or refinance outstanding debt upon maturity; and the Company could lose key executive officers.

This list of risks and uncertainties, however, is not intended to be exhaustive. You should also review the other cautionary statements we make in “Risk Factors” set forth in our 2020 Annual Report on Form 10-K. Given these uncertainties, you should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements to reflect any future events or circumstances or to reflect the occurrence of unanticipated events.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 7.01.    Regulation FD Disclosure.

Pursuant to a press release on July 29, 2021, we announced the closing of an acquisition of a portfolio of office assets from PAC. See Item 2.01. A copy of the press release is furnished as Exhibit 99 hereto and incorporated herein by reference.

The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

10.1    Credit Agreement, dated as of July 29, 2021, by and among the Company, the Operating Partnership, JPMorgan Chase Bank, N.A., as Administrative Agent and a Lender, Bank of America, N.A., as Co-Syndication Agent, PNC Bank, National Association, as Co-Syndication Agent, Wells Fargo Bank, National Association, as Co-Syndication Agent, and the Other Lenders named therein
10.2    Purchase and Sale Agreement dated as of April 16, 2021 by and among POP 4208 Six Forks Road, L.P., POP Morrocroft, L.P., POP 150 Fayetteville, LP, POP Capitol Towers, LP, PAC Galleria 75, LLC, POP 8 West Mezzanine Lending, LLC and Highwoods Realty Limited Partnership (filed as part of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021)
10.3    Purchase and Sale Agreement dated as of April 16, 2021 by and among POP Armour Yards, LLC, POP 251 Armour Yards, LLC and Highwoods Realty Limited Partnership (portions of the exhibit have been omitted) (filed as part of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021)
99    Press Release dated as of July 29, 2021
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

Dated: July 30, 2021